CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 13, 2014, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of FX Energy, Inc. on Form 10-K for the year ended December 31, 2013. We hereby consent to the incorporation by reference of said reports in the Registration Statements of FX Energy, Inc. on Form S-3 (File Nos. 333-155718, 333-171029 and 333-182288) and Form S-8 (File Nos. 333-112717, 333-128299 and 333-176973).

/s/ GRANT THORNTON LLP

Salt Lake City, Utah
March 13, 2014